UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.

Form 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported:)	October 25, 2019
Tandy Leather Factory, Inc.
(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation
1-12368	75-2543540
(Commission File Number)	(IRS Employer Identification Number)

1900 Southeast Loop 820, Fort Worth, Texas, 76140
(Address of Principal Executive Offices, including zip code)

(817) 872-3200
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see  General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers, Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As reported by Tandy Leather Factory, Inc. (the "Company") in its current report on Form 8-K dated October 18, 2019, on October 18, 2019, Tina Castillo resigned as the Chief Financial Officer, Principal Financial Officer, Principal Accounting Officer and Treasurer of the Company.
On October 25, 2019, the Company entered into a Separation Agreement and Release with Ms. Castillo.  Pursuant to this agreement, Ms. Castillo will remain with the Company in the capacity of Vice President, Finance Special Projects until the earlier of February 28, 2020 or such other date as may otherwise be agreed by the Company and Ms. Castillo (such date, the "Separation Date").  During this period, Ms. Castillo will receive a base salary of $200,000 per year and will continue to participate in all company health and retirement plans and other benefits programs.  Provided Ms. Castillo does not resign her employment or quit without Good Reason (as defined below) and is not terminated by the Company for Cause (as defined below) prior to the Separation Date, then subject to the terms of this Agreement, on the Separation Date: (1) the Company will pay Ms. Castillo a stay bonus in the gross aggregate amount of $75,000, and (2) the Company shall vest 10,000 restricted stock units currently held by Ms. Castillo.  The Company will also reimburse Ms. Castillo for reasonable professional fees she may incur in connection with her separation and the review and negotiation of her agreement, up to a maximum of $3,000.
"Good Reason" for this purpose means the failure of the Company to provide the pay and benefits described in Ms. Castillo's agreement or moving Ms. Castillo's work location more than twenty-five miles from its current location.  "Cause" for this purpose means Ms. Castillo's consistent and prolonged failure or inability to perform duties as assigned or adhere to the policies of the Company; Ms. Castillo's perpetuation of fraud, theft or other misappropriation of Company property or funds; Ms. Castillo being charged with, indicted of, or pleading guilty or nolo contendere to any felony or to any crime involving moral turpitude; and/or Ms. Castillo willfully violating laws and regulations or committing acts that cause material damage to the Company.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TANDY LEATHER FACTORY, INC.

Date: October 25, 2019	By: /s/ Janet Carr
Janet Carr, Chief Executive Officer

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